                                                                    Exhibit 99.2

                                LICENSE AGREEMENT

                                     BETWEEN

                             EVERLAST WORLDWIDE INC.

                                       AND

                               JACQUES MORET, INC.
                          (WOMEN'S APPAREL IN THE U.S.)

                                LACKENBACH SIEGEL
                                 One Chase Road
                               Scarsdale, NY 10583
                                 (914) 723-4300

                                       i

                                LICENSE AGREEMENT

     This  Agreement  is made and  entered  as of the 1st day of  January,  2005
("Effective  Date"),  by and between  EVERLAST  WORLDWIDE  INC.,  a  corporation organized  and  existing  under the laws of the State of  Delaware,  having  its principal  place  of  business  at 1350  Broadway,  New  York,  New  York  10018
(hereinafter "Everlast");

                                       AND

JACQUES MORET, INC., a corporation  organized and existing under the laws of the
State of New York, having its principal place of business at 1411 Broadway,  8th
Floor, New York, New York 10018 (hereinafter "Licensee").

                              W-I-T-N-E-S-S-E-T-H:

     WHEREAS,  Everlast has the exclusive right to license  trademarks  owned by
Everlast  World's  Boxing  Headquarters  Corp,  and has the right to license the trademarks  listed in Exhibit A hereto  (hereinafter  referred  to as  "Licensed
Marks"); and

     WHEREAS,  Licensee  wishes  to  obtain  this  license  upon the  terms  and conditions set forth below;

     NOW  THEREFORE,  in  consideration  of the promises and covenants set forth below,  the  adequacy  of which is hereby  acknowledged,  the  parties  agree as follows:

1.0  DEFINITIONS

     1.1  "Licensed Products" means all women's apparel,  including  activewear,
sportswear,   underwear,  and  sleepwear,  but  specifically  excludes:  women's outerwear jackets and overcoats;  swimwear;  women's woven windwear sets; socks, hosiery,  tights,  and leg  warmers;  girls'  apparel;  and any and all  apparel products to be used for  professional  and amateur  boxing  purposes  ("amateur"
herein meaning Olympics and/or Gold Gloves). Everlast shall only be permitted to sell women's  apparel  products to be used for  professional  and amateur boxing purposes by and through Everlast's catalogs,  directly over the Internet, and/or directly to consumers at boxing venues.  Licensee  acknowledges that Everlast is currently party to one or more  third-party  licenses in the Contract  Territory
(defined  herein  below) that are valid and in effect as of the  Effective  Date
("Third-Party  Licenses") for the following goods:  swimwear;  women's outerwear jackets and overcoats;  women's windwear sets;  girls' apparel;  and leg warmers
("Third  Party  License  Goods").  In the  event  that any  Third-Party  License expires,  or is  terminated  during  the Term  (defined  herein  below)  of this
Agreement, Everlast shall provide Licensee written notice of such termination or expiration  at least 30 days prior  thereto,  and upon  receipt  of such  notice
Licensee shall have a right of first refusal for a period of 30 calendar days to enter into a license ("New  License")  with Everlast for the Third Party License
Goods  covered by such  terminated  or expired  Third  Party  License.  Such New
License  shall be at the same royalty rate as the  terminated  or expired  Third
Party License,  shall provide for an initial term and renewal  periods which are consistent  with the Term of this  Agreement,  shall conform  substantially  and materially to the business  terms  expressed in the  terminated or expired Third
Party  License,  shall require that Licensee pay  guaranteed  minimum  royalties annually  in an amount  equal to the  amount  of  guaranteed  minimum  royalties actually  paid by the  former  Third  Party  License  licensee  in the  final 12 calendar  months of such Third Party License and shall  otherwise  substantially conform  to the terms of this  Agreement.  In the  event  Licensee  declines  to exercise  such right of first  refusal  within 30 days of receiving  notice from
Everlast,  and  Everlast  subsequently  obtains an offer  from a third  party to license any Third  Party  License  Goods  previously  licensed  in the  Contract
Territory  under such Third  Party  License  upon terms  acceptable  to Everlast
("Third Party Terms"), Everlast shall notify Licensee of such third party offer, which notice shall include a disclosure  and  representation  as the accuracy of all relevant Third Party Terms,  and Licensee shall  thereafter  have a right of first  refusal  for a period of 30  calendar  days to license  such Third  Party
License  Goods from Everlast  pursuant to the Third Party Terms,  for an initial term and renewal  periods which are consistent  with the Term of this Agreement.
Such  license  shall  otherwise  substantially  conform  to the  terms  of  this
Agreement. Such right of first refusal shall apply to any subsequent offers made by such third party on  different  Third Party Terms,  as well as to  subsequent offers made by additional third parties.  Licensee  acknowledges and agrees that the Third Party  Licenses  contain  provisions for automatic  renewal,  and that
Everlast  shall at no time be  obligated  to rescind  any such  renewal  rights;
provided,  however, that Everlast shall not be permitted to increase the maximum possible term (including all possible  renewals) of any such Third Party License calculated as of the Effective Date.  Everlast otherwise makes no representation or covenant  whatsoever  herein that any Third Party  License  Goods will become available and subject to the right of first refusal granted herein.

     1.2  "Licensed  Marks" shall as of the Effective Date mean and include only those marks set forth on Exhibit A hereto,  but  thereafter  shall also mean, at
Licensee's discretion, any trademarks adopted by, or on behalf of, and owned by,
Everlast Worldwide,  Inc., Everlast World's Boxing Headquarters Corporation,  or
any subsidiary thereof ("New Mark").  Licensee  acknowledges and agrees that the indemnity  provided by Everlast to Licensee in paragraph 11.1 shall not apply to any New Mark until, and will apply when, but only if such New Mark is registered for the Licensed Products in the Contract Territory, and Licensee further agrees that  Licensee  shall  indemnify  Everlast and hold  Everlast  harmless from all claims  or suits  arising  out of  Licensee's  use of any New Mark  prior to its registration in accordance with this paragraph.  Everlast shall provide Licensee with written notice of the  registration  of any such New Mark promptly upon the
issuance  of  such  registration.   Licensee  acknowledges  that  the  "Inverted
Hourglass  Shape" mark set forth on Exhibit A, which is currently the subject of
U.S. Trademark Application Serial No. 78445260,  has not been registered for the
Licensed  Products in the  Contract  Territory  (defined  below),  and  Licensee acknowledges  and agrees that the indemnity  provided by Everlast to Licensee in paragraph  11.1 shall not apply to  Licensee's  use of such  Inverted  Hourglass
Shape as a Licensed Mark under this Agreement and license until,  and will apply when, but only if U.S. Trademark  Application Serial No. 78445260 matures into a registration or the Inverted  Hourglass  Shape mark is otherwise  registered for the Licensed Products in the Contract Territory. Everlast shall provide Licensee with written notice of the  registration  of the Inverted  Hourglass  Shape mark promptly upon the issuance of such registration.

     1.3  Licensee  shall  be  permitted,  with the  prior  written  consent  of
Everlast  which shall not be  unreasonably  withheld,  to use the Licensed Marks together, or in conjunction with, one or more additional words,  designations or marks,  including without limitation the designation "by Everlast" in connection with additional words or marks ("Co-brand  License Marks");  provided,  however, that Licensee shall indemnify  Everlast and hold Everlast  harmless from any and all claims,  actions and suits arising from, or related to Licensee's use of any
Co-brand Licensed Mark, including any and all claims of trademark  infringement, service mark infringement and/or unfair competition.

     1.4  "Contract  Territory"  means the United States,  its  territories  and possessions, and any and all U.S. military installations and bases worldwide. In the event  Everlast  obtains an offer during the First  Option  Period or Second
Option  Period  (defined  herein  below)  from any  third-party  to license  any
Licensed  Products in the territory of Canada upon terms  acceptable to Everlast
("Third Party Canada Terms"), Everlast shall notify Licensee of such third-party offer,  which  notice  shall  include a  disclosure  and  representation  as the accuracy of all relevant Third Party Canada Terms, and Licensee shall thereafter have a right of first  refusal for a period of 30 calendar  days to license such
Licensed Products from Everlast pursuant to the Third Party Canada Terms, for an initial  term and renewal  periods  which are  consistent  with the Term of this
Agreement.  Such license shall otherwise  substantially  conform to the terms of this Agreement. Such right of first refusal shall apply to any subsequent offers made by such third party on different  Third Party Canada  Terms,  as well as to subsequent offers made by additional third parties.

     1.5  "Net Sales" shall mean Licensee's  gross dollar sales volume resulting from bona fide, arms length  transactions at invoice price,  less deductions for trade discounts,  shipping charges, returns and allowances,  and sales taxes (or any  use,  value-added  or  similar  taxes)  included  therein,  whether  or not separately stated on the invoice.  Such deductions shall not collectively exceed fifteen  percent (15%) of gross Net Sales during any single  Contract Year. Such
Net Sales shall be determined  without  deducting  any income  taxes,  franchise taxes,  uncollectible  accounts,  anticipation or financial discounts.  No costs incurred in the manufacture,  sale, distribution,  advertisement or exploitation of Licensed  Products shall be deducted from gross sales. A sale shall be deemed to occur when product is shipped or invoiced by Licensee.  Included in Net Sales shall be all transactions of Licensed Products distributed by Licensee or any of its affiliated,  associated or subsidiary  companies,  even if such transactions are not invoiced. Such non-invoiced  transactions shall be included in Net Sales at the usual selling prices of such Licensed Products.

2.0  GRANT OF RIGHTS

     2.1  Everlast hereby grants to Licensee,  and Licensee  hereby accepts,  an exclusive  license and right to use the Licensed  Marks in  connection  with the manufacture, importation,  advertisement,  distribution and sale of the Licensed
Products  (constructed,  packaged or marketed per the requirements below) during the Term  (defined  herein  below)  hereof and only in the  Contract  Territory.
Licensee has no right to use the Licensed  Marks,  or any portions  thereof,  as part of a trade name, and shall not use any Licensed Mark as a trademark in such a manner as to create the  impression  that Licensee  owns such  Licensed  Mark.
Licensee  shall neither affix to, nor use in connection  with Licensed  Products any trademark other than the Licensed Marks.  Notwithstanding  any of the above,
Licensee  shall be  permitted  to  manufacture,  or have  manufactured  Licensed
Products  anywhere in the world,  subject to all applicable  U.S. or other laws, treaties and/or  regulations,  for sale under this Agreement within the Contract
Territory.

     2.2  Everlast  represents that it has the sole and exclusive right to grant the within rights and license.  Everlast further  represents that the rights and license  granted  herein do not  conflict  with or violate the rights or license granted by Everlast to any other person or entity.

     2.3  The parties recognize their common interest in protecting and policing the Licensed Marks, both within the Contract  Territory and outside the Contract
Territory,  and  recognize  that the  avoidance of confusion as to the source of goods bearing the Licensed  Marks is an important  ingredient of such  policing.
Therefore, as permitted by law, Licensee shall use all reasonable efforts during the term hereof to assure that Licensed Products  manufactured by Licensee shall not be introduced outside of the Contract  Territory.  Licensee shall not export
Licensed  Products from the Contract  Territory or sell Licensed Products to any distributor whom it knows intends to export Licensed  Products from the Contract
Territory.  In  addition,  if Licensee  learns that any of its  customers or any sub-contractor  has exported Licensed Products from the Contract  Territory,  it shall cease  selling  Licensed  Products to such  customer,  or buying from such
sub-contractor,   unless  such  customer/sub-contractor   agrees  in  a  writing
sufficient  to Everlast  not to export  Licensed  Products  thereafter.  Nothing herein  shall be deemed to  preclude  Licensee  from  having  Licensed  Products manufactured for Licensee by subsidiaries, affiliates or sub-contractors located outside of the Contract  Territory for  distribution  solely within the Contract
Territory.

     2.4  Subject to the dispute  resolution  mechanisms  set forth in paragraph
21.0,  herein below,  in the event of a dispute  between  Licensee and Everlast, between Licensee and other Everlast licensee,  or between Licensee and any other persons, as to what  classifications of goods are covered by the descriptions of
Licensed Products listed in this Agreement, or as to the similarity of any goods to Licensed Products, the decision of Everlast shall be final.

     2.5  From and after the termination of this Agreement,  except as otherwise expressly  provided  herein or agreed  between  the parties  hereto,  all of the rights of Licensee to the use of the Licensed  Marks shall cease  absolutely and
Licensee shall not thereafter  advertise,  promote,  distribute or sell any item whatsoever  bearing any Licensed Mark. As used in this Agreement,  "termination"
shall include  "expiration" of the Agreement.  Before termination,  licenses for the Licensed  Marks may be granted by Everlast to others in connection  with the
advertisement,   promotion  and  sale  of  Licensed  Products  in  the  Contract

Territory,  provided  shipment  of such  Licensed  Products  is made  after  the termination of this Agreement.

3.0  TERM AND RENEWAL; LICENSEE'S OPTION TO CONVERT LICENSE

     3.1  The initial "Term" of this  Agreement  shall commence on the Effective
Date and end December 31, 2009, unless renewed pursuant to Paragraph 3.2 hereof.
The term "Contract Year" shall refer  initially to the period  commencing on the
Effective Date and continuing  through December 31, 2005, and thereafter to each calendar twelve (12) month period commencing on each January 1st during the Term of this  Agreement,  whether  the same shall occur  during the  initial  Term or during any Option Period as defined in Paragraph 3.2 below.  The term  "Contract
Year Quarter"  shall refer  initially to the period  commencing on the Effective
Date and continuing  through March 31, 2005,  and thereafter to each  successive calendar three (3) month period during each Contract Year,  commencing  April 1,
2005 and thereafter.

     3.2  Licensee  may renew  this  Agreement  for 2  additional  ("First"  and
"Second,"  respectively) terms of five (5) years each, one commencing January 1,
2010  and  ending  December  31,  2014  ("First  Option  Period"),  and a second commencing  January  1,  2015 and  ending  December  31,  2019  ("Second  Option
Period"), upon Licensee giving to Everlast written notice as provided in Article
19 hereof of its  intention  to renew no later than  December  31,  2008 for the
First Option  Period,  and no later than December 31, 2013 for the Second Option
Period.  For the  First  Option  Period,  Licensee  shall be  entitled  to renew provided  Licensee has paid  Everlast a minimum of  US$10,000,000  in cumulative
Earned Royalties and Guaranteed Minimum Royalties (defined herein as "cumulative royalties") for the period January 1, 2005 through  December 31, 2008. If at the time  Licensee  provides  its notice of renewal for the First  Option  Period to
Everlast  Licensee's  cumulative  royalties  paid to  Everlast  are  then  below
US$10,000,000,  and upon payment to Everlast of Licensee's  remaining cumulative royalties  for the  period  January  1,  2005  through  December  31,  2008 such cumulative  royalties  remain below  US$10,000,000,  then  Licensee's  notice of renewal  shall be void and of no effect,  and this  Agreement  and License shall expire and terminate in accordance  with its terms as set forth herein as of end of the initial Term hereof.  For the Second  Option  Period,  Licensee  shall be entitled to renew provided Licensee has paid Everlast a minimum of US$10,800,000 in cumulative  royalties  during the period January 1, 2010 through December 31,
2013.  If at the time  Licensee  provides  its notice of renewal  for the Second
Option Period to Everlast Licensee's  cumulative  royalties paid to Everlast for
the  period   January  1,  2010  through   December  31,  2013  are  then  below
US$10,800,000,  and upon payment to Everlast of Licensee's  remaining cumulative royalties  for the  period  January  1,  2010  through  December  31,  2013 such cumulative royalties remain below  US$10,800,000,  then Licensee's renewal shall be void and of no  effect,  and this  Agreement  and  License  shall  expire and terminate  in  accordance  with its terms as set  forth  herein as of end of the initial Term hereof.

     (a)  In the  event  Licensee  exercises  its  option to renew for the First
Option Period,  it shall, as of December 31, 2009, have the additional option to convert this Agreement and license to a fully-paid  exclusive  license in and to the Licensed  Marks in  connection  with the  Licensed  Products in the Contract
Territory,  plus the territory of Canada, for a term of 99 years, with automatic one-year  renewals in perpetuity  thereafter at Licensee's option ("First Option
New  License"),  for the  price of  US$26,000,000  ("First  New  License  Fee").
Licensee shall execute and provide  Everlast a promissory  note in the amount of the First New  License  Fee to secure  payment of the First New License Fee (the
"Promissory  Note"),  which shall  obligate and bind Licensee to pay to Everlast the First New License Fee in 20 equal, quarterly installments commencing January
1, 2010, with interest  accruing on unpaid  principal at the prime lending rate.
In the event that prior to the  earlier  of (i)  Licensee's  payment of the full
First New License Fee to Everlast,  or (ii) December 31, 2014,  the First Option
New License is  terminated  by Everlast or Everlast  declares  bankruptcy  or is adjudicated  bankrupt,  all further  obligations under the Promissory Note shall cease and be of no further  effect.  Licensee  shall be  permitted,  at any time during the term of the First  Option New  License,  to pay the  remainder of the
First New License Fee, together with all accrued interest  thereon,  without any pre-payment penalty. Such First Option New License shall, if applicable,  (i) be royalty-free  (apart from the  installments due on the First New License Fee due
Everlast  under the  Promissory  Note),  guaranteed  minimum  royalty-free,  and contain  no  advertising  requirements  or sales  reporting  requirements;  (ii)
provide for quality  control by Everlast  solely to such minimum extent as shall be necessary so that (a)  Everlast's  consent with respect to any  submission by
Licensee of any  proposed  use of the  Licensed  Marks shall be based  solely on whether or not Licensee's  proposed use is consistent with  previously  approved versions of the  Licensed  Marks,  (b)  Everlast's  consent  with respect to any submission by Licensee of any proposed  Licensed  Products shall be based solely upon its  material  conformity  in quality to any product of like type and style previously approved by Everlast, and (c) any disapproval in either case shall be subject to  established  dispute-resolution  procedures;  (iii) provide that the
Agreement may be terminated by Everlast  solely (a) upon  Licensee's  filing for bankruptcy protection under Chapter 7 (liquidation) of the U.S. Bankruptcy Code,
(b) upon Licensee  becoming  subject to involuntary  bankruptcy and liquidation,
(c) upon Licensee being adjudicated bankrupt and liquidated, (d) upon Licensee's failure  to timely  pay any  installment  of the First New  License  Fee,  after expiration of the applicable cure period,  or (e) upon any two material breaches by  Licensee  of  the  First  Option  New  License  litigated  against  Licensee successfully (either by verdict and reduction to judgment against Licensee or by settlement  or consent  judgment  entered by the court) by  Everlast;  provided, however, that in the event the second material breach by Licensee giving rise to
Everlast's termination right hereunder shall be unintentional,  Everlast's right to terminate shall be subject to its obligation to compensate  Licensee for such termination in an amount equal to the then-current value of the First Option New
License, as then determined and agreed in good faith by and between the parties;
(iv) shall  provide that Everlast  shall not be entitled to any payments,  other than the First New License Fee and any  applicable  indemnities  owing under the terms of the First  Option New  License,  for any reason  whatsoever;  (v) shall eliminate  any  restrictions  on  channels of  distribution  and  eliminate  all performance  requirements pertaining to sales, marketing,  and/or advertising of
Licensee  as may be  currently  set forth in the  Agreement,  and (vi)  shall be freely assignable in whole or in part by Licensee without limitations,  provided assignee  expressly  ratifies and agrees in the assignment  instrument(s) to all covenants and obligations of Licensee set forth in the First Option New License.
The parties  agree to negotiate  and execute such  additional  and/or  ancillary terms and  conditions as may be necessary to  memorialize  such First Option New
License,  and to  cooperate  in the  drafting  and  execution  of all  necessary documentation related to such First Option New License.

     (b)  In the event  Licensee  exercises  its  option to renew for the Second
Option Period,  and has not exercised the option granted above in  sub-paragraph
(a), it shall,  as of December 31, 2014,  have the additional  option to convert this  Agreement  and license to a  fully-paid,  exclusive  license in and to the
Licensed  Marks  in  connection  with  the  Licensed  Products  in the  Contract
Territory,  plus the territory of Canada, for a term of 99 years, with automatic one-year renewals in perpetuity  thereafter at Licensee's option ("Second Option
New License"), for a price equal to the greater of (i) US$30,000,000, or (ii) an amount  equal  to 50% of the  sum of (a)  US$30,000,000  and  (b) the sum of all
royalties  received by Everlast in the  Contract  Year ending  December 31, 2014 from all sources other than Licensee for sales of goods that would be subject to
Licensee's  right of first refusal  option in paragraph 2.1,  herein above,  but have been and/or are still subject to a Third Party  License,  and all royalties paid by Licensee to Everlast  pursuant to this  Agreement in such Contract Year, multiplied by five (x 5) ("Second New License Fee").  Licensee shall execute and provide  Everlast a promissory  note in the amount of the Second New License Fee to secure payment of the New License Fee (the  "Promissory  Note"),  which shall obligate  and bind  Licensee to pay to Everlast  the First New License Fee in 20
equal, quarterly installments commencing January 1, 2015, with interest accruing on unpaid  principal at the prime  lending  rate. In the event that prior to the earlier  of (i)  Licensee's  payment  of the  full  Second  New  License  Fee to
Everlast, or (ii) December 31, 2019, the Second Option New License is terminated by Everlast,  or Everlast declares  bankruptcy or is adjudicated  bankrupt,  all further  obligations  under the Promissory Note shall cease and be of no further effect.  Licensee shall be permitted,  at any time during the term of the Second
Option New License, to pay the remainder of the Second New License Fee, together with all accrued interest thereon,  without any pre-payment penalty. Such Second
Option New License shall,  if applicable,  (i) be  royalty-free  (apart from the installments due on the Second New License Fee due Everlast under the Promissory
Note), guaranteed minimum royalty-free,  and contain no advertising requirements or sales  reporting  requirements;  (ii) provide for quality control by Everlast solely to such  minimum  extent  as shall be  necessary  so that (a)  Everlast's

                                       10

consent  with respect to any  submission  by Licensee of any proposed use of the
Licensed Marks shall be based solely on whether or not  Licensee's  proposed use is consistent  with  previously  approved  versions of the Licensed  Marks,  (b)
Everlast's  consent with respect to any  submission  by Licensee of any proposed
Licensed Products shall be based solely upon its material  conformity in quality to any product of like type and style previously  approved by Everlast,  and (c)
any   disapproval   in   either   case   shall   be   subject   to   established
dispute-resolution   procedures;   (iii)  provide  that  the  Agreement  may  be
terminated  by  Everlast  solely  (a)  upon  Licensee's  filing  for  bankruptcy protection under Chapter 7 (liquidation)  of the U.S.  Bankruptcy Code, (b) upon
Licensee  becoming subject to involuntary  bankruptcy and liquidation,  (c) upon
Licensee being adjudicated bankrupt and liquidated,  (d) upon Licensee's failure to timely pay any installment of the Second New License Fee, after expiration of the applicable cure period, or (e) upon any two material breaches by Licensee of the Second Option New License litigated against Licensee successfully (either by verdict and reduction to judgment  against  Licensee or by settlement or consent judgment entered by the court) by Everlast; provided, however, that in the event the second  material  breach by Licensee  giving rise to Everlast's  termination right hereunder shall be  unintentional,  Everlast's right to terminate shall be subject to its  obligation to  compensate  Licensee for such  termination  in an amount equal to the then-current value of the Second Option New License, as then determined  and  agreed in good faith by and  between  the  parties;  (iv) shall provide  that  Everlast  shall not be entitled to any  payments,  other than the
Second New License Fee and any applicable  indemnities  owing under the terms of the Second Option New License,  for any reason  whatsoever;  (v) shall eliminate any  restrictions  on channels of  distribution  and eliminate  all  performance requirements pertaining to sales,  marketing,  and/or advertising of Licensee as may be currently set forth in the Agreement, and (vi) shall be freely assignable in whole or in part by Licensee without limitations, provided assignee expressly ratifies  and  agrees  in the  assignment  instrument(s)  to all  covenants  and obligations of Licensee set forth in the Second Option New License.  The parties agree to  negotiate  and execute  such  additional  and/or  ancillary  terms and conditions  as may be necessary to  memorialize  such Second Option New License, and to cooperate in the drafting and  execution of all  necessary  documentation related to such Second Option New License.

                                       11

     (c)  In the event  Licensee  exercises its option to convert this Agreement to a First  Option New License or Second  Option New License  pursuant to and in accordance with  subsections  (a) or (b) herein above,  Everlast shall as of the effective  date of such  First or Second  Option New  License  assign all of its rights,  title  and  interest  in and to all  royalties  (earned  royalties  and guaranteed minimum  royalties)  thereafter due and payable to Everlast under the then-existing  and valid and  enforceable  Third Party  Licenses and Third Party
Sam's  Club  Licenses   (defined   herein  below)  to  Licensee   ("Third  Party
Assignments"),  including  the right to enforce its right to such  royalties via demand,  litigation, or otherwise.  Everlast shall take such further action upon making such assignment,  including the preparation and delivery of any necessary documentation,  to facilitate the payment of all such royalties to Licensee upon the consummation of such  assignment.  Upon the termination or expiration of any
Third Party License and/or Third Party Sam's Club License which was existing and valid as of  Licensee's  exercise of its option to enter into a First Option New
License or Second  Option New  License,  Everlast and  Licensee  shall  promptly thereafter  amend the First Option New License or Second Option New License,  as
applicable,  to add the licensed  products from the Third Party License into the definition  of  Licensed  Products  hereunder,  or add Sam's Club as a permitted channel of distribution, as may be applicable.

4.0  ROYALTIES

     4.1  Licensee  shall pay  Everlast a royalty  on all Net Sales of  Licensed
Products made by Licensee, its affiliated, associated or subsidiary companies at the rate of five percent (5%) of such Net Sales  ("Earned  Royalty");  provided, however,  that  Earned  Royalties  shall be  calculated  at 4% of Net Sales with respect  to any and all sales to  MarMaxx  within the  Contract  Territory.  For purposes of this  Agreement,  for  Contract  Years  ending  December  31,  2006,
December 31, 2007,  December 31, 2008, and December 31, 2009,  Earned  Royalties
shall also include all "Earned  Royalties" earned by Licensee during those years pursuant to Licensee's  license with  Everlast  dated as of July 1, 2004 for the territory of Canada, as amended ("Canada Earned Royalties").  For Contract Years

                                       12

ending  December 31, 2006 and December 31,  2007,  respectively,  Canada  Earned
Royalties shall be reported and/or paid hereunder solely to the extent that such
Canada Earned Royalties exceed guaranteed minimum royalties paid by Licensee for such Contract Years, respectively, pursuant to and in accordance with Licensee's license with Everlast  dated as of July 1, 2004 for the territory of Canada,  as amended.  For Contract Years one, two and three, ending December 31, 2005, 2006, and 2007, respectively, Licensee shall pay Earned Royalties collectively, in one payment,  due no later than January 31, 2008, on all Net Sales earned during the period  January 1, 2005 through  December 31, 2007 in excess of  US$150,000,000.
Thereafter,  subject to paragraph 4.3, herein below,  Earned  Royalties shall be paid to Everlast  quarterly (in  accordance  with the terms of Article 5, herein below),  in arrears  for all Net Sales in each  Contract  Year  Quarter and less
Guaranteed  Minimum  Royalties  (defined herein below) paid during such Contract
Year  Quarter,  concurrently  upon the  submission  of the Royalty and Net Sales
Report (defined herein below) specified in Article 5.

     4.2  Licensee shall pay to Everlast  Guaranteed  Minimum Royalties for each
Contract Year as follows (in Option Period years* if renewed):

     CONTRACT YEAR ENDING     GUARANTEED MINIMUM ROYALTY       INSTALLMENT
     --------------------     --------------------------       -----------
     December 30, 2005                 US$2,500,000             (See below)
     December 31, 2006                 US$2,500,000             US$625,000
     December 31, 2007                 US$2,500,000             US$625,000
     December 30, 2008                 US$2,500,000             US$625,000
     December 31, 2009                 US$2,500,000             US$625,000
     December 31, 2010*                US$2,700,000             US$675,000
     December 30, 2011*                US$2,700,000             US$675,000
     December 31, 2012*                US$2,700,000             US$675,000
     December 31, 2013*                US$2,700,000             US$675,000
     December 30, 2014*                US$2,700,000             US$675,000
     December 31, 2015*                US$2,850,000             US$712,500

                                       13

     December 31, 2016*                US$2,850,000             US$712,500
     December 30, 2017*                US$2,850,000             US$712,500
     December 31, 2018*                US$2,850,000             US$712,500
     December 31, 2019*                US$2,850,000             US$712,500

Licensee  shall pay  annual  Guaranteed  Minimum  Royalties  in equal  quarterly installments, as set forth in the chart above, on or before each of January 1st,
April 1st,  July 1st, and October 1st during each  Contract  Year.  For Contract
Year 1 only (ending December 31, 2005), Licensee shall pay Everlast US$2,000,000 on or before January 1, 2005, and US$500,000 on or before September 15, 2005.

     4.3  During each  individual  Contract Year  commencing  after December 31,
2007,  excess Earned  Royalties  paid  quarterly  over the quarterly  Guaranteed
Minimum Royalty amount shall be carried forward to succeeding  quarters (whether in the  same  or  succeeding  Contract  Years)  as a  credit  against  next  due
Guaranteed  Minimum Royalty payments.  In the event Guaranteed Minimum Royalties are not fully earned in the Contract Years ending December 31, 2008 and December
31, 2009,  respectively,  Earned Royalty overages paid for the period January 1,
2005 through December 31, 2007 on (or before) January 31, 2008 shall be credited against such Guaranteed  Minimum Royalty  payments,  beginning with the Contract
Year ending  December 31, 2008.  Excess Earned  Royalties  paid for the Contract
Years ending  December  31, 2008 and  December 31, 2009,  shall also be credited against any shortfall in Earned Royalties for the period January 1, 2005 through
December  31,  2007,  such  that  in the  event  cumulative  Guaranteed  Minimum
Royalties for the initial Term are not fully earned by Licensee,  Licensee shall not be obligated to pay Everlast in excess of the cumulative  Guaranteed Minimum
Royalty amount of US$12,500,000. In no event shall application of this paragraph result in Licensee  paying less than  US$12,500,000  in total  royalties for the initial Term.

                                       14

5.0  REPORTS AND PAYMENTS

     5.1  Within 30 days of the end of each  Contract  Year  Quarter  during the
Term hereof,  Licensee shall furnish to Everlast a complete and accurate royalty statement ("Royalty and Net Sales Statement") for such Contract Year Quarter, in
U.S.  dollars,  per Exhibit B hereto.  Each such Royalty and Net Sales Statement submitted after January 1, 2008 shall be accompanied by payment in full, in U.S.
dollars,  of an amount  equal to the  Earned  Royalties  for the  Contract  Year
Quarter ending as of the month  immediately  prior to such Royalty and Net Sales
Statement,  less Guaranteed  Minimum Royalties due and paid during such Contract
Year Quarter  (subject to any applicable  adjustments made pursuant to paragraph
4.3 herein above).  Licensee shall also submit a Royalty and Net Sales Statement in connection with its payment of Earned Royalties due for the period January 1,
2005 through  December 31, 2007, on or before January 31, 2008.  Upon Licensee's request and in Everlast's reasonable discretion,  errors made in any Royalty and
Net Sales  Statements  during any  Contract  Year (if  reflected  in  Licensee's payments)  may be corrected  with credits or debits to the Royalty and Net Sales
Statement  submitted  for the first  Contract  Year  Quarter of the  immediately following  Contract  Year.  Receipt or acceptance by Everlast of any Royalty and
Net Sales  Statement  furnished,  or of any sums paid pursuant to this Agreement shall not preclude Everlast from questioning the correctness thereof at any time within  three (3)  years of the date such  Royalty  and Net Sales  Statement  is received by  Everlast.  In the event that any  inconsistencies  or mistakes  are discovered  in Royalty and Net Sales  Statements  or royalty or other  payments, they shall be rectified promptly and the appropriate payment made by Licensee.

     5.2  Past due  payments  hereunder  shall bear  interest at the rate of one
(1%)  percent per month  commencing  fifteen (15) days after the same shall fall due. Such interest shall also be applied to any royalty payments  understated by
Licensee in  reports/statements  to Everlast,  and to  underpayments  discovered following an  inspection of books and records  pursuant to Article 10,  interest being applied to all  underpayments as of the date when any such payments should have been made under this Agreement.

    5.3   Any  withholding tax levied by any  governmental  agency in connection with the payment of Earned Royalties or annual  Guaranteed  Minimum Royalties to

                                       15

be paid to Everlast under this Agreement shall be borne by Everlast, but only if actually paid by Licensee to the appropriate  taxing  authority.  Licensee shall deduct any required withholding tax from the amount of such payments,  and shall send to Everlast without delay an appropriate certificate showing the payment of such  withholding  tax.  Failure  to make such  payment  as due and to send such certificate  shall  require  immediate  repayment  to Everlast of any amounts so deducted.

    5.4 All payments by Licensee to Everlast under this Agreement  shall be made in United States dollars either by check payable to Everlast Worldwide, Inc., by wire transfers to the order of Everlast at HSBC Bank, ABA No. 021001088, for the account of Everlast  Worldwide  Inc.,  Account No.  007863721,  or as  otherwise directed by Everlast in writing from time to time.

6.0  CHAIN OF DISTRIBUTION

     6.1  Licensee may sell Licensed Products to retail stores, and to merchants for resale and distribution  directly to the public,  except that Licensee shall be prohibited from selling any Licensed  Products,  directly or indirectly,  for resale at any Agnes b or Sam's Club warehouse  store.  Licensee shall further be prohibited  from  selling  Licensed  Products  to  Wal-Mart  and  Kmart  without
Everlast's  prior written  approval  which shall not be  unreasonably  withheld;
provided,  however,  that Licensee shall be permitted to sell Licensed  Products branded  solely with,  or sold solely in connection  with any approved  Co-brand
Licensed Mark to Wal-Mart and to Kmart.  Licensee  acknowledges  and agrees that this Agreement does not convey a license to use the Licensed Marks in connection with retail sale services,  and nothing in this Agreement  shall be construed to permit Licensee to sell Licensed  Products  directly to the consuming public. In the event that Licensee  sells or  distributes  a Licensed  Product at a special price  directly or  indirectly to itself,  including,  without  limitation,  any subsidiary of Licensee,  or to any other person,  firm or corporation related in any manner to Licensee or its officers, directors or major stockholders,  except a sale by a  manufacturing  affiliate  to  Licensee,  Licensee  shall pay Earned

                                       16

Royalties with respect to such sales or  distribution in accordance with Article
4 hereof, based upon the price generally charged the trade by Licensee.

     6.2  Licensee  acknowledges that Everlast is currently party to third-party licenses in the Contract Territory that grant to third-party licensees exclusive rights to distribute  Licensed Products to Sam's Club stores ("Third Party Sam's
Club  Licenses").  In the event that any Third Party Sam's Club License expires, or is  terminated  during the Term of this  Agreement,  Everlast  shall  provide
Licensee written notice of such termination or expiration at least 30 days prior thereto,  and upon receipt of such notice  Licensee  shall have a right of first refusal  for a period of 30  calendar  days to enter into a license  ("New Sam's
Club License") with Everlast for the Licensed Products in the contract territory and channels of trade  permitted by such terminated or expired Third Party Sam's
Club  License.  Such  New  License  shall  be at the  same  royalty  rate as the terminated  or expired  Third Party  Sam's Club  License,  shall  provide for an initial  term and renewal  periods  which are  consistent  with the Term of this
Agreement,  shall conform  substantially  and  materially to the business  terms expressed in the  terminated or expired  Third Party Sam's Club  License,  shall require that Licensee pay  guaranteed  minimum  royalties  annually in an amount equal to the amount of guaranteed  minimum royalties actually paid by the former
Third Party Sam's Club License  licensee in the final 12 calendar months of such
Third Party Sam's Club License, and shall otherwise substantially conform to the terms of this Agreement.  In the event Licensee  declines to exercise such right of first refusal within 30 days of receiving notice from Everlast,  and Everlast subsequently  obtains an offer from a third  party for such  license  upon terms acceptable to Everlast  ("Third Party Sam's Club Terms"),  Everlast shall notify
Licensee of such third-party  offer, which notice shall include a disclosure and representation as the accuracy of all relevant Third Party Sam's Club Terms, and
Licensee  shall  thereafter  have a right of first  refusal  for a period  of 30 calendar  days to enter into such  license with  Everlast  under the Third Party
Sam's Club Terms for an initial term and renewal  periods  which are  consistent with the Term of this  Agreement.  Such license  shall  otherwise  substantially conform to the terms of this Agreement.  Such right of first refusal shall apply to any subsequent offers made by such third party on different Third Party Sam's
Club Terms,  as well as to subsequent  offers made by additional  third parties.
Licensee  acknowledges  and agrees  that the Third  Party  Sam's  Club  Licenses

                                       17

contain  provisions  for automatic  renewal,  and that Everlast shall not at any time be  obligated  to  rescind  any  such  renewal  rights.  Everlast  makes no representation  or  covenant  whatsoever  herein that any Third Party Sam's Club
License  will  terminate  or expire  and  become  subject to the rights of first refusal granted herein; provided,  however, that Everlast shall not be permitted to increase the maximum  possible term (including all possible  renewals) of any such Third Party Sam's Club License calculated as of the Effective Date.

     6.3  Licensee agrees that it will not, without the prior written consent of
Everlast,  manufacture or sell products either directly or through third parties during  the  Term  (including  any  Option  Periods)  of  this  Agreement  which
substantially   duplicate   the  style  and  color  of  any  Licensed   Products
manufactured,  promoted,  advertised,  sold or distributed hereunder ("Competing
Styles"),  except that this  paragraph  shall not apply to any style of Licensed
Products  known in the trade as "basic" or "generic"  styles,  to any  Competing
Styles as of six calendar months after such Competing Style is first  introduced by Licensee at retail,  or to Competing  Styles in existence as of the Effective
Date.  Licensee  acknowledges  that the  duplication  and  distribution  of such similar product could severely damage the  long-standing  quality  reputation of
Everlast by creating a likelihood of confusion in the marketplace.

     6.4  Licensee  shall not use, or knowingly  permit the use of, the Licensed
Products  as a premium,  except  with the prior  written  consent  of  Everlast, including the specific  negotiation of a higher royalty  payment  therefor.  For purposes of this Paragraph, the term "premium" shall include, but not be limited to, free or self-liquidated  items offered to the public in conjunction with the sale or  promotion  of a product  or  service,  including  traffic  building  or continuity visits by the consumer/customer, or any similar scheme or device, the prime  intent  of  which  is to use the  Licensed  Products  in such a way as to promote,  publicize and/or sell the products,  services or business image of the user of such item.  Licensee shall exercise due care that its customers likewise shall refrain from making such use of Licensed Products.  Licensee hereby agrees and acknowledges  that Everlast reserves all rights to use the Licensed Products in connection with any premium,  giveaway or promotional arrangement;  provided,

                                       18

however,  that  Everlast  shall  not be  permitted  to use more than 50 units of
Licensed  Products  as  premiums  pursuant  to any  single  give-away  or  other promotion without Licensee's prior written consent.

     6.5  Licensee may not sell seconds, irregulars or defectives bearing, or in connection  with the Licensed  Marks in excess of five percent (5%) of Net Sales in any Contract Year without  Everlast's prior written approval,  which approval
Everlast may grant or withhold in its sole  discretion.  Licensee  shall cut the
Everlast  label  of,  and  mark  accordingly  all  seconds,   irregulars  and/or
defectives  offered  for sale and/or sold  pursuant  to this  Agreement.  To the extent a label of any second,  irregular  or defective  cannot be cut,  Licensee shall clearly mark such second, irregular or defective as such.

     6.6  Licensee may, with the prior written  consent of Everlast,  enter into sublicense or agency  agreements  for the sale or  distribution  of the Licensed
Products.  Everlast  shall not  unreasonably  withhold  its  consent  under this paragraph.  With respect to any material breach of this Agreement and/or Default
(defined  herein  below)  occasioned  by the acts or omissions of any  permitted sub-licensee of Licensee,  Licensee shall be first required to make all diligent attempts to effect a cure of such breach and/or  Default.  In the event Licensee shall not be able to effect a cure pursuant to such diligent attempts,  Licensee shall be permitted to cure solely by terminating such sub-licensee and providing
Everlast with  satisfactory  proof of such  termination.  Such a termination and proof thereof shall effect a cure of the breach and/or Default.

7.0  QUALITY CONTROL

     7.1  The nature and quality of the Licensed  Products  bearing the Licensed
Marks shall at all times be subject to the control of Everlast, and the Licensed
Products  shall  always be of  consistent  and  merchantable  quality.  Licensee recognizes  that  Everlast has a reputation  for high quality and that  Licensee must,  therefore,  maintain  such high  quality,  commensurate  with  applicable channels of distribution,  with respect to all Licensed  Products  manufactured,

                                       19

sold and distributed hereunder.

     7.2  Licensee  shall not  sell,  manufacture  or  distribute  any  Licensed
Products before first obtaining  Everlast's  prior written  approval and consent therefor, pursuant to and in accordance with this Article 7. Such approval shall be  made  within  10  business  days  after  submittal.  Approvals  will  not be unreasonably withheld.  Prior to the shipment of any Licensed Product,  Licensee shall upon request  submit to Everlast,  at no cost to Everlast,  one production sample of the Licensed  Products  from each  production  run,  unless  otherwise individually  requested.  If Everlast has not previously approved representative samples of Licensed Products,  then immediately  following the execution of this
Agreement, or as soon as reasonably possible thereafter,  Licensee shall submit, for the inspection and approval of Everlast,  samples, or comprehensive drawings or  prototypes  or production  models of each style  representative  of Licensed
Products covered by this Agreement to be manufactured by Licensee. In any event, such  drawings or samples  shall be submitted  for approval at least 10 business days before any such  Licensed  Products  are  shipped or sold by the  Licensee.
Thereafter, upon Everlast's reasonable request, but no more than once during any six (6) months upon Everlast's  reasonable request, and also two (2) weeks prior to any change in the  materials,  method of  manufacture  or design of  Licensed
Products,  Licensee  shall  submit,  for  inspections  and approval of Everlast, samples  representative of Licensed Products  manufactured,  shipped and sold by
Licensee.  Additional  samples shall also be submitted at Everlast's  reasonable request.  Everlast shall determine whether such samples shall materially conform to the quality control provisions set forth in this Agreement,  and shall inform the Licensee of its approval or of any  deficiencies.  Licensed  Products may be manufactured  and sold only after  Everlast  shall  have  approved  drawings  or samples representative of such Licensed Products in writing or shall have failed to disapprove  them within 10 business days after  receipt.  All 10 business day periods  specified in this Article shall run from the receipt by Everlast of the material referred to.

     7.3  Licensee shall comply with all applicable  laws,  rules,  treaties and regulations,  including labor laws, rules,  treaties and regulations,  and laws,

                                       20

rules,    treaties   and   regulations    pertaining   to   human   rights   and
non-discrimination, in connection with the manufacture, sale, advertising or use of the Licensed Products. Licensee shall comply with the regulations, orders and directives of all  regulatory  agencies  having  jurisdiction  over the Licensed
Products.  Everlast  does not,  and will not  tolerate  the use of child  labor, prison labor,  or any other unfair labor practices as defined under the laws and regulations  of the  United  States  or the  Contract  Territory,  and any  such
practices  by  Licensee,   its  agents,   assigns,   sub-licensees  or  contract
manufacturers  in  connection  with the  manufacture,  sale or  distribution  of
Licensed  Products,  subject to paragraph 7.6, herein below,  shall constitute a material  breach of this  Agreement.  Everlast  does not,  and will not tolerate
discrimination  on  the  basis  of  race,   religion,   gender,  age  or  sexual
orientation,   and  any  such  practices  by  Licensee,  its  agents,   assigns,
sublicensees or contract manufacturers in connection with the manufacture,  sale or distribution of Licensed Products, subject to paragraph 7.6, herein below, in connection with the manufacture, sale or distribution of Licensed Products shall constitute  a material  breach of this  Agreement.  With respect to any material breach by Licensee  under this  paragraph,  Everlast shall not have the right to terminate  this  Agreement in its discretion in the event Licensee has commenced in good  faith to cure such  material  breach  within  the  30-day  cure  period provided  herein below in Article 15, and as of the  termination  of such 30-day period is using its best efforts to diligently  prosecute  such cure. So long as
Licensee  continues  thereafter  to use its best efforts to effect a cure of the material breach,  Everlast's  right to terminate  hereunder shall be, and remain suspended.

     7.4  Duly authorized  representatives  of Everlast shall have the right, at any and all reasonable  times, to inspect all facilities or premises  maintained by  Licensee,  including,  without  limitation,  the plants,  factories or other manufacturing or producing facilities of Licensee or third parties, at which the
Licensed Products intended to bear the Licensed Marks are being  manufactured or produced.  Said  representatives  shall have the right to  inspect  and test any
Licensed  Products and to take any other reasonable  action which in the opinion of  Everlast  is  necessary  or proper to assure  Everlast  that the  nature and quality of the Licensed Products are in accordance with the requirements of this
Agreement,   and  that  Licensee  is  otherwise  operating  in  compliance  with
Everlast's policies and standards as set forth herein.

                                       21

     7.5  Licensee  shall  have the right to enter into  contract  manufacturing and/or contract packing arrangements to have Licensed Products  manufactured and
packaged   anywhere  in  the  world  for  Licensee's   account  only.  All  such
arrangements  (i) shall be in writing,  and (ii) shall  ensure that the Licensed
Products will be manufactured and packaged in full accordance with the terms and conditions  hereof  and in  full  accordance  with  Everlast's  quality  control standards. In this regard Licensee shall provide to Everlast, prior to execution of any such  written  arrangement,  a formal  statement of  compliance  with the policies  set forth in this  Article 7 from any such  contract  manufacturer  or packer. Licensee shall remain primarily responsible to Everlast for the acts and omissions of its  contract  manufacturers  and contract  packers and others with whom  Licensee is in  contractual  or other privity with respect to the Licensed
Products and the  Licensed  Marks,  as if same had been  committed or omitted by
Licensee.

     7.6  Licensee shall,  upon written demand by Everlast,  terminate within 30 days any third party  manufacturer,  supplier,  packer or other contractor whose use of child labor,  prison labor  and/or any  demonstrable  pattern of corporal punishment  and/or physical abuse violates the policies of Everlast as set forth herein, the laws,  regulations,  rules or governing principles of any applicable
United States governmental  authority having jurisdiction in this regard, or any law or  regulation in effect in the Contract  Territory  during the Term of this
Agreement  (including  Option  Periods) and thus causes a breach and/or  Default under this Agreement.  Licensee shall provide Everlast with written proof of any such termination as soon as commercially  practicable  thereafter.  In the event any third party manufacturer,  supplier,  packer or other contractor commits any other  unfair  or  discriminatory  labor  or  other  practice  or  human  rights violations that violate the policies of Everlast as set forth herein,  the laws, regulations,  rules or governing  principles  of any  applicable  United  States governmental  authority  having  jurisdiction  in  this  regard,  or any  law or regulation in effect in the Contract Territory during the Term of this Agreement
(including  Option  Periods) and thus causes a breach and/or  Default under this
Agreement,  Licensee  shall make all  diligent  efforts to effect a cure of such breach and/or Default.  In the event Licensee shall not be able to effect a cure pursuant to such diligent  attempts,  Licensee shall be permitted to cure solely by  terminating  such  third  party  manufacturer,  supplier,  packer  or  other

                                       22

contractor and providing  Everlast with satisfactory  proof of such termination.
Such a  termination  and proof  thereof shall effect a cure of the breach and/or
Default.

8.0  PROPER USE OF TRADEMARKS

     8.1  Except as otherwise  permitted by this Agreement,  or otherwise to the minimum  extent  required by law, no trademarks,  service marks,  trade names or corporate  names,  other  than those  shown in  Exhibit A or added  subsequently pursuant  to  paragraph  1.2,  herein  above,  shall be used by  Licensee  on or otherwise in connection with any Licensed Products. [add back in agreed]

     8.2  Licensee may use its corporate  name in connection  with  transactions with its trade  customers.  The signature or designation of origin in Licensee's consumer advertising,  labeling and packaging,  in respect of Licensed Products, shall be "A Licensee of Everlast Worldwide Inc.," or equivalent, followed by the address of Licensee.  If  applicable  law shall  require the  identification  of
Licensee on packaging or labeling,  this identification shall be accomplished by
RN, or similar number, if permitted,  and in any such event, such identification shall have the minimum prominence permitted by such applicable law.

     8.3  Unless otherwise agreed in writing by Everlast,  Licensee's use of the
Licensed  Marks, or any other Everlast  trademark,  shall conform to each of the following standards:

    (a)   None of said  trademarks  may be used in the  generic  or  descriptive sense;
    (b)   Each  of  said  trademarks  shall  always  be  clearly  set  off  from surrounding text by color, underlining,  quotation marks, or by distinctive type faces, in a manner satisfactory to Everlast; and
    (c)   The  first  time  any of  said  trademarks  are  used  in any  item of packaging or labeling, or in any advertisement, it must be followed, in the case

                                       23

of registered  trademarks,  by the registration  symbol, (R), and in the case of all other trademarks by the symbol TM, or other appropriate symbol acceptable to
Everlast.

     8.4  Every Licensed Product shall be neatly labeled with a Licensed Mark in a manner approved by Everlast. Upon the termination of this Agreement,  Licensee will either  promptly  ship to  Everlast  or destroy  all labels in  Licensee'?s possession or control  bearing any of Everlast'?s  trademarks or trade names. In the event labels are  destroyed,  Licensee  shall  certify such  destruction  to
Everlast in writing.

     8.5  Licensee  acknowledges  Everlast's exclusive right, title and interest in and to the Licensed Marks, and to all other trademarks, trade dress and trade names as the  parties  agree,  in writing,  from time to time,  shall be used in connection with Licensed Products  ("Marks" herein).  Licensee shall not, in any way, during the term of this Agreement, or thereafter, directly or indirectly do or cause to be done any act or thing contesting or in any way impairing any such
Marks. Licensee shall not, in any manner, represent that it has any ownership in said Marks. Licensee acknowledges that its use of said Marks shall not create in
Licensee  any right,  title and interest in or to any of said Marks and that all use of said Marks by Licensee  shall inure to the benefit of Everlast.  Licensee covenants and agrees that it shall at no time adopt or use any word or corporate name or mark  which  is  similar  to,  or  likely  to cause  confusion  with any trademark or trade name  licensed  hereunder  or used by Licensee in  connection with Licensed Products and that, after the termination hereof, Licensee will not use any of  Everlast'?s  trademarks,  trade names or its  corporate  name in any manner whatsoever.

     8.6  Licensee shall, at the request and cost of Everlast,  execute, deliver or file any and all documents  which Everlast deems  necessary or appropriate to make fully  effective or to implement  the  provisions of this Article 8, or any other  provisions of this Agreement  relating to the ownership,  registration or use of  trademarks  or trade  names,  or to otherwise  conform the  undertakings contained or required herein.

                                       24

     8.7  Licensee  agrees  that,  in  addition to  fulfilling  all of its other obligations  hereunder,  Licensee shall, at Everlast's  commercially  reasonable request and expense,  or as may be required by law or court order,  do all other acts and things  necessary  (subject  to, and not  otherwise  inconsistent  with
Article 11 of the  Agreement) to protect and preserve the validity of Everlast's trademarks and trade names.

9.0  SALES PROMOTION AND ADVERTISING

     9.1  Licensee  agrees that it will,  during the Term and any Option Period:
(i)  use  commercially  reasonable  efforts  to  promote,  develop,   advertise,
manufacture,  sell and ship the Licensed Products; (ii) diligently fill accepted purchase orders for Licensed Products  (Licensee not being required to fill such orders received from customers lacking financial capacity  therefor);  and (iii)
procure and maintain facilities and trained personnel sufficient and adequate to accomplish the  foregoing.  In fulfilling its  obligations  hereunder,  Licensee shall engage such sales  representatives  and other  personnel and shall display the  Licensed  Products at  merchandise  markets and trade shows (which can take place at Licensee'?s  showroom) as is  commercially  reasonable.  Licensee shall attend tradeshows in its reasonable commercial discretion.

     9.2  Licensee will cause to appear on all packaging, labeling, advertising, promotional  and  marketing  materials  and trade  communications  such legends, markings and notices as Everlast may reasonably request before use, and Licensee shall submit copies thereof to Everlast for its approval and to permit  Everlast to edit,  alter or amend  such  material  and the form and  manner  in which the
Licensed  Marks  are  displayed.  No  packaging,   labeling,   advertising,   or
promotional  and marketing  program or materials may be used in connection  with the sale, or offering for sale, of Licensed  Products,  nor may any other use be made of Everlast's  trademarks  without the prior written approval of Everlast, which  may  not  be  withheld  unreasonably.  Initial  samples  of  advertising,
packaging,   promotional  and  marketing  materials  and  labeling,  and/or  any revisions, changes,  modifications or substitutions therefor, shall be submitted sufficiently  far in advance to permit Everlast to examine such material for ten
(10) days and  permit  Licensee  to make such  changes  as  Everlast  shall deem

                                       25

necessary.  Such approval shall not  unreasonably  be denied and if Everlast has not approved an item of packaging,  labeling or advertising within ten (10) days after receipt of its  submission  in writing,  such item shall be deemed to have been approved.

     9.3  Licensee shall expend on advertising in each Contract Year, during the initial Term and any Option Period hereof,  an amount equal to not less than one
(1%) percent of Net Sales.  Notwithstanding any exclusive rights granted by this
Agreement,  Everlast  shall also have the right to spend up to 1% of  Licensee's
Net Sales,  during each and any  Contract  Year,  on  advertising  in respect of
Licensed Products in the Contract Territory. Licensee's advertising expenditures may include,  without limitation,  cooperative (retail) advertising,  trade show expenses,  catalog  expenses,  and the cost of hang tags,  and point of purchase materials, packaging,  compensation to Licensee's employees, or travel expenses.
Together  with each fourth (4th)  Contract  Year  Quarter  Royalty and Net Sales
Statement submitted to Everlast during each Contract Year, Licensee shall submit to Everlast a written  summary of such  expenditures  made during said  quarter.
Licensee shall certify the amount actually expended for the above advertising in each  Contract  Year,  and the  accuracy  of its written  summary,  by a written statement certified to be correct by the President,  Chief Operating Officer, or
Chief Financial Officer of Licensee.  This expenditure shall in no way affect or be credited to the required amount to be spent for any subsequent Contract Year.
Licensee's  failure  to spend one (1%)  percent of Net Sales on  advertising  in accordance with this paragraph shall not, by itself, be deemed a material breach of this  Agreement,  but the covenant of good faith and fair dealing shall apply to Licensee's performance under this paragraph.

     9.4  At least  once in each  advertisement  by  Licensee  using  any of the
Licensed Marks, other than style designations,  each such Licensed Mark shall be keyed by asterisks, or other appropriate symbol, to a legend stating: "Trademark
Used Under Authority of Everlast Worldwide Inc.," or equivalent language.

                                       26

     9.5  All  necessary or permitted  requests by Licensee for consents must be in writing. In the case of requests for the approval of advertising,  packaging, marketing,  labeling or other objects used in connection with Licensed Products, such request shall be  accompanied  by at least two (2) samples of the object to be approved.  All such  consents may be withdrawn by Everlast upon the giving of written notice to Licensee,  without  prejudice to the right of Licensee to use, for a reasonable  time during the term hereof,  such  reasonable  quantities  of previously  approved  objects as had been  manufactured or ordered prior to such withdrawal  of  consent.  All  consents,  except  those  herein  expressly  made effective  upon the passage of a stated  time,  shall be given in writing and no oral consent or approval shall be binding.

     9.6  Licensee agrees that it shall utilize only approved display  materials designed by Everlast or such materials approved by Everlast.

10.0 ACCESS TO BOOKS AND RECORDS

     10.1 Licensee  shall keep,  maintain  and preserve in  Licensee's  place of business, or at any facility under Licensee's control or otherwise accessible to third-parties,  for not less  than  three  (3) years  following  termination  or expiration  of each  Contract  Year,  including  Option  Periods,  complete  and accurate records for such Contract Year of accounts including without limitation all invoices, correspondence, banking, financial and other records pertaining to the information required to be shown on the reports to be submitted by Licensee.
Everlast  shall  have the right  during  the Term  hereof  and for  three  years thereafter  to examine and take  extracts  from such  records of account  during usual business hours and on reasonable  notice to Licensee.  Licensee agrees not to  cause  or  permit  any  interference  with  Everlast  or its  agents  in the performance of their duties of inspection and/or audit.

     10.2 Everlast  may make one (1) audit  during any twelve  (12)  consecutive months. If any such audit shows that the amount of royalties paid by Licensee to
Everlast  during  the time  period  covered by the audit is less than the actual

                                       27

royalties  that should have been paid by Licensee by more than five percent (5%)
of the amount  actually  paid to Everlast,  then the cost of such audit shall be paid for by  Licensee.  Licensee  may  dispute  audit  findings,  subject to the dispute resolution provisions set forth herein below; provided, however, that in the event Licensee  disputes the results of any audit  conducted by or on behalf of Everlast  hereunder,  and such dispute is adjudicated,  settled, or otherwise resolved in Everlast's  favor,  Licensee shall indemnify and reimburse  Everlast for all of Everlast's costs and attorney's fees in connection with such dispute, including costs and fees associated with obtaining  and/or  litigating  judicial confirmation of any arbitral award.

     10.3 The exercise by Everlast in whole or in part, or at any time or times, of the right to inspect or audit  records  and  accounts  or of any other  right herein  granted,  or the  acceptance by Everlast of any report or the receipt or deposit by Everlast of any payment from Licensee  shall be without  prejudice to any other rights or remedies of Everlast and shall not stop or prevent  Everlast from thereafter disputing the accuracy of any such report or payment.

11.0 PROTECTION OF TRADEMARKS AND INDEMNIFICATIONS

     11.1 Subject to the terms of paragraph 1.2,  herein above,  Everlast hereby indemnifies  Licensee  and  shall  hold it  harmless  against  any claim or suit arising  solely out of use by Licensee  of the  Licensed  Marks as  specifically authorized in this Agreement,  on the express condition that Licensee shall give to  Everlast  (i)  written  notice of any such  claim or suit  within 15 days of assertion  against  Licensee  of such claim or suit,  and (ii)  cooperation  and assistance  relative  to the  defense  of such  claim  or  suit,  at  Everlast's reasonable  expense.  Provided that all conditions referred to in this Paragraph are met, Everlast shall, subject to Paragraph 11.4, below, undertake and conduct at its own  expense  the defense of any claim or suit within the purview of this
Paragraph 11.1; provided further,  however, that Everlast shall not be permitted to  withhold  its  indemnity  and  defense  under  this  paragraph  in the event
Licensee's  failure  to  provide  timely  notice  of a claim  or suit  does  not prejudice,  impact or otherwise affect, in any material way, Everlast's defense, settlement, negotiation, discretion, analysis, decision making, or any necessary

                                       28

actions or conduct relative to such claim or suit. Everlast hereby represents to
Licensee that as of the Effective Date hereof,  Everlast has no knowledge of any infringement  of the  Licensed  Marks  by any  third  party,  of any  threatened infringement  thereof  by any third  party,  or of any use  thereof by any other party that may adversely affect Licensee's use of the Licensed Marks pursuant to this Agreement.

     11.2 Everlast may, but shall not be required to, commence and/or  prosecute any claims or suits in its own name to  protect  any of its rights in and to the
Licensed Marks against the infringement,  imitation or misappropriation  thereof by  others  not a party  to this  Agreement.  Everlast  shall  use  commercially reasonable  discretion  in making any such  determination.  Such claims or suits shall be at Everlast's  expense.  However,  Licensee  shall  cooperate  with and assist Everlast in the  commencement  and prosecution of such claims or suits to the extent  deemed  necessary by Everlast,  at  Everlast's  request and expense.
Licensee  shall notify  Everlast in writing  within 15 days of the  discovery by
Licensee of any infringement,  imitation or misappropriation by any non-party to this  Agreement  of the Licensed  Marks on any articles or goods  similar to the
Licensed  Products,  and  Everlast  shall  thereafter  have  the  sole  right to determine whether or not any action shall be taken on account thereof.  Licensee shall  not  institute  any  suit or take any  action  with  respect  to any such infringement,  imitation or misappropriation without first obtaining the written consent of Everlast, which consent Everlast shall, in its judgment, determine to grant or withhold based on the interests of both parties  hereto.  Such judgment shall be final and binding on Licensee.  In the event that Everlast  consents to any such action by Licensee, Licensee may pursue such action at its own expense.
In any such action  brought by Licensee  under this paragraph at its own expense in which  Licensee  obtains a damage award or monetary  settlement  award,  such award shall be treated as Net Sales under this  Agreement  (after  deducting all provable  litigation  expenses).  Licensee  shall  report  any such award in the
Royalty and Net Sales Report for the  Contract  Year Quarter in which such award is  received,  and pay  Everlast a royalty of 5%  thereon.  Everlast  shall not, without the  consent of  Licensee,  voluntarily  settle any claim or suit of the kind  referred to in this Article 11 in a manner which  prevents  Licensee  from using the Licensed Marks.

                                       29

     11.3 Licensee hereby  indemnifies and agrees to hold Everlast harmless from any claim or suit arising out of any  unauthorized  sale,  acts, or omissions by
Licensee,  or any other  conduct  constituting  a breach of this  Agreement,  in connection with the Licensed Marks and/or in connection  with Licensed  Products covered by this Agreement,  and indemnifies and agrees to hold Everlast harmless from any and all claims or suits arising out of or related to alleged defects in the design, material or workmanship of the Licensed Products or the use thereof.
Licensee  agrees  to  obtain,  at its own cost and  expense,  product  liability insurance  providing  adequate  protection for Everlast and Licensee against any such claims or suits in amounts not less than three million (U.S.) dollars (U.S.
$3,000,000)  per occurrence.  Such insurance  coverage may be provided by one or more  product  liability  insurance  policies,  provided  that all  primary  and umbrella  coverage  shall  aggregate not less than three million  (U.S.) dollars
(U.S.  $3,000,000).  Upon execution hereof, Licensee will submit to Everlast (a)
fully paid policy(ies) or certificate(s) of insurance, at Licensee's discretion, naming Everlast as an insured party, (each) requiring that the insurer shall not terminate  or  materially  modify  such  without  written  notice  to  Everlast, specifying  the  nature of the  proposed  modification,  or the  reason for such termination at least 15 days in advance thereof.

     11.4 Licensee shall, at its own cost,  defend against any claims brought or actions  filed  against  Everlast on a product  liability  theory,  whether such claims or actions are  rightfully or wrongfully  brought or filed,  and Everlast shall  execute  all  papers  necessary  in  connection  with such suit and shall testify in any such suit whenever required to do so by Licensee all, however, at the  expense  of  Licensee  with  respect to travel  and  similar  out-of-pocket disbursements.

12.0 RIGHTS TO PURCHASE AND PURCHASE OF INVENTORY

     12.1 Everlast  shall  have the right to  purchase  Licensed  Products  from
Licensee,  subject to  availability,  at a price  equal to the lowest  wholesale price at which Licensee offers such Licensed  Products,  less ten percent (10%), and no  royalty  shall be due  Everlast.  Everlast  shall  not have the right to

                                       30

re-sell the Licensed  Products in the Contract  Territory without the permission of Licensee.

     12.2 Licensee shall  purchase from Everlast all of Everlast's  inventory of
Licensed  Products existing as of December 31, 2004, plus all of Everlast's Open to Buy purchase  orders for  Licensed  Products on order as of December 31, 2004 and expected to be received  between  January 1, 2005 and April 30,  2005,  at a price equal to Everlast's  landed cost of all such Licensed  Products plus a fee for  merchandising  and design  equal to 3.5% of such  landed  cost  ("Inventory
Purchase  Price").  The  Inventory  Purchase  Price  shall not  include the 3.5%
marketing and design fee for any and all Licensed Product fashion inventory that is older than Spring, 2005, and any such inventory shall be valued at a price to be negotiated in good faith between  Everlast and Licensee.  Licensee  shall pay the Inventory Purchase Price to Everlast in installments upon, and in accordance with  Licensee's sale within the Contract  Territory of the inventory  purchased from Everlast hereunder; provided, however, that in no event shall Licensee have paid less than the following  percentages of the total Inventory  Purchase Price as of the following  dates: 20% by January 1, 2005; 40% by February 1, 2005; 60%
by March 1, 2005;  80% by March 31, 2005; 90% by April 30, 2005; and 100% by May
30,  2005.  Licensee  shall,  in all cases,  make up payments to equal or exceed these percentages by the dates set forth above. The Inventory Purchase Price is, and shall be separate from, and in addition to any and all Earned  Royalties and
Guaranteed  Minimum Royalties payable to Everlast  hereunder,  and no portion of the Inventory Purchase Price shall be applied as a credit against,  or otherwise reduce the amount of, such due royalties.

     12.3 Licensee shall assume,  and take over all of Everlast's  open customer orders for Licensed Products not fulfilled by December 31, 2004.

13.0 COPYRIGHT AND TRADEMARK RIGHTS

     13.1 All use of the Licensed  Marks by Licensee  shall inure to the benefit of  Everlast.  All rights in the  Licensed  Marks other than those  specifically granted herein are reserved to Everlast.

                                       31

     13.2 Licensee  shall,  at any  time,  whether  during  the Term  hereof  or thereafter,  at Everlast'?s expense,  cooperate with Everlast or its designee in the  prosecution  of any trademark or copyright  applications  that Everlast may reasonably determine to file.

     13.3 Any design or  copyright  which may exist,  arise or be acquired by or for Licensee  specifically  for Licensed  Products,  including for labels,  hang tags,  advertising  or promotional  materials  used pursuant to this  Agreement, shall be the property of Everlast,  but  Licensee  shall have the right,  to the extent  necessary,  to use  such  material  during  the  Term  hereof.  However, notwithstanding  the  foregoing,  exclusive  designs  and the  like  (and  their respective  copyrights)  created by and for  Licensee,  which do not  include or refer to the Licensed Marks, or otherwise can be utilized  without  inclusion or reference to the  Licensed  Marks are and shall remain the property of Licensee.
Licensee  shall furnish  Everlast  with copies of all copyright  filings made by
Licensee during the Term (including Option Periods).  Licensee shall execute any papers  necessary or desirable in  connection  with the filing of any  copyright applications  filed  or to be  filed  by  Everlast,  including  preparation  and execution of assignments of copyrights,  whenever required to do so by Everlast, all, however, at the expense of Everlast.

14.0 GOODWILL

     Licensee   recognizes  the  great  value  of  the  publicity  and  goodwill associated with the Licensed Marks, and accordingly  acknowledges  that all such goodwill exclusively belongs to Everlast and that none is transferred hereunder.

15.0 EXPIRATION, DEFAULT AND TERMINATION

     15.1 Upon the  expiration or  termination  of this Agreement for any reason whatsoever,  all rights granted to Licensee under this Agreement shall cease and forthwith  revert,  subject  to any  "sell-off"  rights  under  Article  16,  to
Everlast.

                                       32

     15.2 If  Licensee  shall  at any time be in  default  of  payment  of sales royalties,  any  guaranteed  minimum  royalty  payments,  or any other  payments required  hereunder  and such  default  is not cured  within ten (10) days after receipt of a written notice of such default from  Everlast,  Everlast shall have the right to terminate this Agreement by written notice  effective upon receipt.
If  Licensee  shall  otherwise  fail to  materially  perform any of the terms or conditions of this Agreement,  and such failure or breach is not cured within 30 days of receipt of a written  notice of such  default  from  Everlast,  Everlast shall have the right to terminate  this  Agreement by written  notice  effective upon receipt.  Specifically,  and without limitation or prejudice, the following events and/or  occurrences shall be deemed and considered  material breaches of, and shall  constitute  defaults under the Agreement  giving rise to the cure and termination  provisions  set forth herein  and/or  elsewhere  in this  Agreement
("Defaults"). With respect to Defaults under sub-paragraphs (d), (f) and/or (g), set forth below,  Everlast  shall not have the right to terminate this Agreement in its  discretion in the event Licensee has commenced in good faith to cure any such  Default  within the 30-day  cure  period  provided  herein,  and as of the termination  of such  30-day  period is using  its best  efforts  to  diligently prosecute such cure. Provided that Licensee continues thereafter to use its best efforts to effect a cure of the Default, Everlast's right to terminate hereunder shall be, and remain suspended.

     a)   If Licensee  fails to deliver to Everlast or to maintain in full force and effect the insurance required by this Agreement; or
     b)   If  Licensee  fails to make any  royalty  or other  required  payment, including payment of any minimum guaranteed royalty due hereunder,  on or before the date due; or
     c)   If Licensee fails to deliver any of the reports referred to in Article
5 or to grant  Everlast's  authorized  representative(s)  access  to  Licensee's records  pursuant to the  provisions  of Article 10 for the  purposes  permitted hereunder; or
     d)   If any governmental  agency  determines that the Licensed Products may not be sold, or that such Licensed Products as manufactured, sold or distributed

                                       33

by Licensee are banned or hazardous,  in any way, subject to right to cure under
Paragraph 15.3 below; or
     e)   If during the  initial  Term or any  Option  Period  hereof,  Licensee becomes  unable to pay its  debts  when due,  or makes  any  assignment  for the benefit of creditors,  or files any petition  under the bankruptcy or insolvency laws  of any  jurisdiction,  county  or  place,  or has a  receiver  or  trustee appointed  for its  business  or  property  or be  adjudicated  a bankrupt or an insolvent; or
     f)   If Licensee  fails to place proper  copyright or trademark  notices on all Licensed Products as required by Article 12 hereof; or
     g)   If  Licensee  offers  for  sale,  manufactures,  distributes  or sells
Licensed Products that do not conform to the quality control standards set forth herein above, or are otherwise of inferior or unacceptable  quality  contrary to the provisions of this Agreement.

     15.3 In the event of any Default  under this  Agreement by Licensee that is not cured pursuant to any applicable  provisions of this Agreement,  and subject to  applicable  provisions of paragraph  15.2 and Article 7, herein above,  this
Agreement  shall  terminate  upon  receipt by  Licensee  of a written  notice of termination  from Everlast,  and thereafter any and all Earned Royalty and other payments  then due or due at the end of the  then-current  Contract Year Quarter from Licensee  hereunder shall be promptly due and payable.  Guaranteed  Minimum
Royalties  then owing,  and  Guaranteed  Minimum  Royalties due for the 12-month period immediately  following the date on which termination occurs shall also be promptly  due and payable,  but  Guaranteed  Minimum  Royalties  for  subsequent periods shall be waived. Any defaults resulting in termination  occurring in the
Contract Year ending December 31, 2009 shall be deemed to occur during the First
Option Period,  and unpaid (and [insert:  2010?]next  year's) Guaranteed Minimum
Royalties  due on such  termination  shall be paid in the amounts due during the
First Option Period.

     15.4 The list of Defaults in Paragraph 15.2 above shall not be deemed to be a complete  listing of material  events or  occurrences  that may  constitute  a material default, thereby entitling Everlast to terminate this Agreement or seek

                                       34

any other remedy to which it is or may be entitled. Violations of the provisions of Article 7 of this Agreement by Licensee shall be deemed material breaches of, and  Defaults  under,  this  Agreement,  and shall be subject  to any  specific, applicable cure provisions and remedies set forth in Article 7.

     15.5 This  Agreement  and license  hereby  granted may be terminated at any time by Everlast on five (5) days written  notice to Licensee in the event there is a change  equal to or in excess of fifty  percent  (50%) in the  ownership or control of Licensee;  provided,  however,  that the issuance or  dispostions  of shares  of  the  Licensee  to  the  employees  of  Licensee,  including  without limitation,  pursuant to an Employee Stock  Ownership Plan, as well as transfers between and among the current  shareholders or employees of Licensee and between such  shareholders  or  employees  and  members  of their  respective  immediate families  directly or in connection with any estate planning  vehicles (by means of  example  only,  a trust)  shall be  exempt  from  the  restrictions  of this provision. Consistent with the terms of this paragraph, Licensee may engage in a transaction or a series of transactions,  including without limitation a merger, with any third party entity, whereby the cumulative total of forty-nine and 9/10 percent  (49.9%) or less of the voting stock or beneficial  interest of Licensee is purchased by or transferred to such third party, but in the event of any such transaction  in which greater than a cumulative  total of  twenty-four  and 9/10 percent  (24.9%) of the voting  stock or  beneficial  interest  of  Licensee  is purchased  by or  transferred  to such  third  party,  and such  third  party is determined  by  Everlast  in  its  commercially  reasonable  discretion  to be a competitor  of  Everlast,  Everlast  may,  in its  reasonable  discretion,  deny
Licensee the right to renew this Agreement for a term beyond the Term, or Option
Period, in which such transaction takes place.

16.0 POST-TERMINATION INVENTORY AND FINAL REPORTS

     16.1 Within  ten (10) days  after the  expiration  or  termination  of this
Agreement,  Licensee shall meet with a representative  of Everlast to work out a full payment  schedule of royalties  payable to the date of termination  that is acceptable  to  Everlast.  Licensee  shall  deliver  to  Everlast,  as  soon  as

                                       35

practicable  but within thirty (30) days  following  expiration or termination a report  ("Final  Report")  indicating  the number,  location and  description of
Licensed Products on hand, including in-process inventory.  Provided Licensee is not in default of any material provision of this Agreement  regarding payment of
Earned  Royalties  or  Guaranteed  Minimum  Royalties,   and/or  maintenance  of
applicable   insurance,   Licensee  may  complete  the  production  of  approved
in-process  inventory  (provided such  in-process  inventory does not exceed the total volume of goods sold by Licensee  during the preceding  six-month  period)
and may deliver such approved inventory on order to customers.  Licensee may not manufacture,  have  manufactured  or place  orders for any  additional  Licensed
Products  following  expiration or termination.  Subject to Licensee's  right to fill orders existing on the date of  termination,  Everlast shall have the right to  purchase  any  remaining  inventory  of  Licensed  Products,  or any portion thereof,  within thirty (30) days of termination of this  Agreement,  at a price equal to Licensee's  manufactured cost, landed duty paid, plus 10% including all overhead (with no royalty due on any such sale); provided,  however, that in the event Everlast desires to purchase less than 100% of any style that is more than one year old,  such  purchase  shall be subject to  Licensee's  prior  approval.
Should  Everlast  decline  to  purchase,  or  purchase  only a  portion  of this inventory,  Licensee may continue to distribute  its  remaining  inventory for a period not to exceed one hundred  eighty  (180) days,  on the express  condition that applicable  royalties are paid and all required  monthly  reports  relative thereto are  submitted.  In no event shall  Licensee be  permitted  hereunder to sell-off  any  items  of  inventory  not  approved  for sale by  Everlast  under applicable  provisions of this  Agreement.  Everlast  shall have the  continuing right to conduct a physical  inventory in order to ascertain or verify the Final
Report.

     16.2 Upon the termination or expiration of this  Agreement,  Licensee shall inform  Everlast,  by written notice,  of the nature and quantity of any and all packaging material,  business supplies and advertising and promotional  material and/or devices  bearing any of Everlast's  trademarks or trade names and, except as  necessary in  connection  with any  permitted  sell-off in  accordance  with paragraph 16.1, shall make no further use of such objects unless, and until said trademarks  and trade names  shall have been  removed or  obliterated  from such objects, in a manner satisfactory to Everlast.

                                       36

17.0 MISCELLANEOUS EXPENSES

     Neither  party shall create any expenses  chargeable  to the other  without prior written consent.

18.0 RESERVATION OF RIGHTS

     Everlast retains all rights not expressly and exclusively  conveyed herein, and subject to any rights of first refusal granted by this  Agreement,  Everlast may license  firms,  individuals,  co-partnerships  or  corporations  to use the
Licensed Marks on or in connection with (i) the Licensed Products in any area of the world other than the Contract Territory; and (ii) merchandise of any and all types and  descriptions,  other than the  Licensed  Products  in any area of the world including the Contract Territory.

19.0 NOTICES

     All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given on the date: (i) personally delivered; (ii) mailed by certified or registered mail, return receipt requested; or (iii) delivered by Express Mail or courier  service (such as Federal  Express)  which  requires the addressee to acknowledge, in writing, the receipt thereof:

     IF TO EVERLAST:
     --------------
     Mr. Hal G. Worsham
     Sr. Vice President Licensing
     EVERLAST WORLDWIDE INC.
     1350 Broadway
     New York, New York 10018

     WITH A COPY TO:
     --------------
     Myron Greenspan, Esq.
     LACKENBACH SIEGEL

                                       37

     One Chase Road
     Scarsdale, New York 10583

     IF TO LICENSEE:
     Mr. Joe Harary
     Jacques Moret, Inc.
     1411 Broadway, 8th Floor
     New York, New York 10018

     WITH A COPY TO:
     --------------
     Mike Hassan, Esq.
     Wachtel & Masyr
     110 East 59th St.
     New York, New York 10022

20.0 INJUNCTIVE RELIEF

     Licensee  acknowledges and admits that in the event Licensee should violate any of the  terms of this  Agreement  concerning  or  related  to the use of the
Licensed  Marks:  (i) Everlast  could not be adequately  compensated  for injury resulting  therefrom  by  payment  of  money  damages;  (ii)  Everlast  would be irreparably injured by such violation; (iii) Everlast would not have an adequate remedy at law; and (iv) it would be extremely  difficult,  if not  impossible to determine  the resulting  monetary  damages  suffered by Everlast.  Accordingly,
Licensee  agrees that, in the event  Licensee  violates any of the terms of this
Agreement concerning or related to the use of the Licensed Marks, Everlast shall be entitled,  in addition to any other remedy to which Everlast would  otherwise be entitled, to equitable relief by way of preliminary and permanent injunction.

21.0 ENFORCEMENT AND ARBITRATION

     21.1 Either party shall have the right at all times to seek  enforcement of this  Agreement in court,  but the parties  shall be required to waive a jury in any action brought to enforce, or for breach of this Agreement.  The parties may

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mutually  elect,  alternatively,  to arbitrate  any disputes  arising under this
Agreement,  and any such  disputes,  to the extent  permitted  by law,  shall be settled and  determined by arbitration in New York, New York before the American
Arbitration  Association  in  accordance  with and pursuant to its  then-current
Rules for Commercial Arbitration.  The arbitrators shall have the power to award specific  performance or injunctive  relief and reasonable  attorneys'  fees and expenses  to  any  party  in  such  arbitration.  However,  in  any  arbitration proceeding  arising under this  Agreement,  the  arbitrators  shall not have the power to change,  modify or alter any express  condition,  term or  provision of this Agreement, and to that extent, the scope of their authority is limited. The arbitration award shall be final and binding upon the parties.

     21.2 The  parties  shall  have  such  right to  interim  relief,  including injunctive relief as provided in Article 20 hereof, in any federal Court sitting in the City of New York as may be provided by law.

     21.3 Any action to  enforce  an  arbitration  award or for  interim  relief hereunder  may be  brought  only in a Court  of  general  original  jurisdiction sitting  in the  City of New  York  and the  parties  do  hereby  submit  to the jurisdiction of each such Court.

     21.4 The  service  of any  notice,  process,  motion or other  document  in connection  with any  arbitration  under this Agreement or for interim relief or the  enforcement of any  arbitration  award  hereunder may be effectuated in the manner in which  notices  are to be given to a party  pursuant  to  Article  19, above.

22.0 TRANSITIONAL EXPENSES

     Everlast and Licensee  acknowledge and agree that during the period January
1, 2005 through June 30, 2005,  Everlast and Licensee  will each incur costs and expenses related to the Licensed Products, payable on a monthly basis commencing
January 31, 2005, which were previously borne and satisfied pursuant to contract solely by  Everlast.  The  parties  agree that such  expenses  shall,  as of the

                                       39

Effective  Date,  be borne by  Everlast  and  Licensee  in  accordance  with the following rules:

     (a)  With respect to discounts,  allowances and other charge-backs incurred by Licensee that arise from or otherwise  relate to Licensed  Products sold in 2004 by Everlast: (i) Everlast shall reimburse Licensee for all retailer charge-backs  relating to specific retailer  agreements  written and signed and/or orally agreed to by Everlast  before December 31, 2004; and (ii) For all other  retailer  requested  charge-backs,  Licensee,  Everlast  and the retailer shall fully negotiate,  and agree upon the amount and terms of the charge-back,  and only  upon  such  agreement  Everlast  shall be liable to reimburse Licensee for the amount paid to retailer.

     (b)  With respect to Spring,  Summer and Fall, 2005 samples and catalogs of
     Licensed  Products  purchased  by Everlast,  Licensee  will  purchase  such samples and catalogs  from  Everlast at a price equal to half of Everlast's cost,  but not greater than  $45,000.  Such amount shall be in addition to, and not offset against, any royalties due under this Agreement.

     (c)  Licensee  shall pay 25% of the  February  2005 MAGIC  Trade Show booth cost paid by Everlast,  if Licensee  chooses to participate and display its
     Licensed  Products  in 25%  of  the  Everlast  booth/stand,  at a  cost  of approximately  $14,990. Such amount shall be in addition to, and not offset against, any royalties due under this Agreement.

     (d)  Licensee shall reimburse Everlast for certain publication  advertising costs already borne by Everlast.  Licensee shall  reimburse  Everlast for 5 insertions  purchased  by Everlast  in the  publication  WWD at  Everlast's per-insertion  cost $5,933,  for Issue dates from January 2005 through June
     2005,  for a total  reimbursement  of  $29,665.  Licensee  shall  reimburse

                                       40

     Everlast for 3 insertions purchased by Everlast in the publication Shape at
     Everlast's  per-insertion  cost $40,000,  for Issue dates from January 2005 through March 2005, for a total  reimbursement of $120,000.  Licensee shall have the right to utilize new creative  materials,  subject to approvals in
     accordance  with  the  terms  of  this  Agreement,   for  these  ads.  Such
     reimbursements  shall  be in  addition  to,  and not  offset  against,  any royalties due under this Agreement.

     (e)  Licensee shall  reimburse  Everlast for those  warehousing and freight costs  incurred  by  Everlast  for any and all sales of  Licensed  Products commencing January 1, 2005 and thereafter.  Such reimbursements shall be in addition  to,  and  not  offset  against,  any  royalties  due  under  this
     Agreement.

23.0 NO PARTNERSHIP

     This   Agreement  does  not  constitute  and  shall  not  be  construed  as constituting a partnership or joint venture between Everlast and Licensee.

24.0 NON-ASSIGNABILITY

     24.1 This  Agreement is personal to Licensee,  and Licensee  shall  neither assign nor  franchise  this  Agreement  without  the prior  written  approval of
Everlast.  Neither this  Agreement  nor any of the rights of Licensee  hereunder shall be sold,  transferred or assigned by Licensee  without  Everlast'?s  prior written  consent.  No  rights  hereunder  shall  derive by  operation  of law or otherwise upon any assignee, receiver, liquidator, trustee or other party.

     24.2 This Agreement may be freely assigned,  without consent, to any entity that assumes substantially all of the business of Everlast, including all of the obligations pursuant to this Agreement;  provided,  however, that any assignment by Everlast of this entire Agreement,  in whole,  shall include an assignment of the Licensed Marks. Any such assignment shall effect a novation.

                                       41

25.0 APPLICABLE LAW

     It is the  intention  of the parties  that all  questions  relating to this
Agreement,  or to its validity,  shall be decided in accordance with the laws of the State of New York, United States of America,  as if this Agreement were made in and to be  performed  entirely in the State of New York.  For the purposes of enforcing rights  hereunder,  all parties hereby  unconditionally  submit to the jurisdiction  and venue of the United  States  District  Court for the  Southern
District of New York,  and the New York State Courts,  located in New York,  New
York, waive all defenses  relating to personal  jurisdiction  and/or improper or inconvenient  venue, and agree that any process in any action related hereto may be served in the manner therein provided for the giving of notices.

26.0 INTEGRATION

     This  Agreement  constitutes  the  entire  Agreement  between  the  parties concerning the subject matter hereof, and no other agreements, understandings or representations are included except as expressly noted herein.

27.0 MODIFICATION

     This Agreement may not be modified except by a written  instrument,  signed by both  parties,  which makes  specific  reference  to this  Agreement by date, parties and subject matter.

28.0 CONFIDENTIALITY

     Licensee and Everlast each agrees to keep the terms and  conditions of this
Agreement  confidential,  and  neither  party  shall  disclose  such  terms  and conditions to any third party without  obtaining the other party's prior written

                                       42

consent;  provided,   however,  that  this  Agreement  may  be  disclosed  on  a need-to-know  basis to either party's  attorneys and  accountants  provided they agree to be bound by this confidentiality provision. Both parties hereby consent to the other's disclosure of information of a financial nature in this Agreement to its  auditors  and  to  financial  institutions  in the  ordinary  course  of business,  or as  required by law.  In  addition,  each party may have access to information  concerning  the other party's and/or its  affiliates'  business and operations,  and/or other matters relating to creations or business plans, which information  may not be  accessible or known to the general  public.  Each party agrees not to use or disclose such  information  of the other party to any third party without obtaining such other party's prior written consent.

29.0 ENFORCEABILITY

     Neither  the  invalidity  nor  unenforceability  of any  provision  of this
Agreement  shall  affect  the  validity  or  enforceability  of any of the other provisions of this Agreement,  nor shall the invalidity nor  unenforceability of any  provision  of this  Agreement  as applied  to a  particular  occurrence  or circumstance  affect the validity or enforceability of any other applications of
the  same  provision,   provided,  in  either  case,  that  such  invalidity  or
unenforceability does not unreasonably frustrate the commercial purposes of this
Agreement.

30.0 FORCE MAJEURE

     If  either  party is  prevented  from the  performance  of its  obligations hereunder  by  reason  of an act of God,  fire,  flood,  war,  public  disaster, governmental enactment,  regulation, or order, strikes or labor difficulties, or any other cause beyond its control,  and if such party has given the other party prompt notice thereof and, on request,  such  confirmatory  documentation as the other  party may  reasonably  request and has in good faith kept the other party apprised  of when the  delay,  interruption  or  prevention  is  expected  to be resolved,  the  time  for  the  performance  of the  party's  obligations  shall

                                       43

thereupon be extended for a period equal to the duration of the contingency that occasioned  the delay,  interruption  or  prevention,  but not exceeding 60 days unless otherwise  mutually agreed. If the force majeure condition  continues for more than 60 days, either party may terminate this Agreement upon written notice to the other party, and in the event of such a termination of Licensee's  rights hereunder,  paragraph  15.3 shall not  obligate  Licensee to pay any  Guaranteed
Minimum  Royalties on termination  other than such Guaranteed  Minimum Royalties that are due and unpaid as of the date of termination.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year above written.

     EVERLAST WORLDWIDE INC.                    JACQUES MORET, INC.

     By: /s/ George Q Horowitz                  By: /s/ Joseph Harary
        --------------------------                  ------------------------

     Name: /s/ George Q Horowitz                Name: Joseph Harary
           -----------------------                    ----------------------

     Title: President                           Title: President

     Date: December 17, 2004                    Date: December 17, 2004

                                       44

                                    EXHIBIT A

                                (Licensed Marks)

                                       45

                                    EXHIBIT B

                         ROYALTY AND NET SALES STATEMENT

        LICENSEE NAME____________________________________________________

      LICENSEE ROYALTY AND NET SALES REPORT FOR THE ________ QUARTER, _____

Gross Unit Sales  _________________________________________________________

Net Unit Sales  ___________________________________________________________

Gross Dollar Sales ________________________________________________________

Net Dollar Sales___________________________________________________________

Royalties (at 5% of Net Sales (4% for MarMaxx sales)) _____________________

Total (Net Sales) Royalty Payable this Quarter ____________________________

Net Royalty Due Everlast __________________________________________________

NET SALES BY PRODUCT CATEGORY

Product Category:

Total Units_______________          Total Gross Sales ________________

Total Net Sales __________

NET SALES BY RETAILER:

Retailer:

Total Units_______________          Total Gross Sales ________________

Total Net Sales __________

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